UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

DYNAMIC VENTURES CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-163913	46-0521574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8776 E Shea Blvd, Suite B3A-615
Scottsdale, AZ 85260
 (Address of principal executive offices)

(480) 968-0207
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2013, Dynamic Ventures Corp. (the “Company”) entered into a Joint Venture Agreement (the “Agreement”) with Dr. Ross, LLP (“Dr. Ross”) and J&J Construction Remodeling, Inc. (“J&J” and together with the Company and Dr. Ross, the “Joint Venturers”) whereby the Joint Venturers have agreed to create a joint venture to provide construction and clean up services for the victims of Hurricane Sandy (the “Joint Venture”).

The Joint Venturers intend to form a limited liability company (the “LLC”) to operate the Joint Venture, the members of which shall be the Joint Venturers.  The term of the Agreement commenced on February 20, 2013 and shall continue until such time as the operating agreement (the “Operating Agreement”) for the LLC is finalized.  Pursuant to the Agreement, the Operating Agreement, once finalized, will provide that (i) the Company shall contribute its worldwide market knowledge and business expertise in retaining the necessary trades required to perform the construction and cleanup work related to the Joint Venture; (ii) J&J shall be responsible for all logistics needs of the Joint Venture and contribute access to its $2,000,000 line of credit for use by the Joint Venture in fulfilling its business purpose as well as $200,000 to be deposited in escrow upon execution of the Agreement; and (iii) Dr. Ross shall contribute certain Intellectual Property and the necessary system for sale, marketing and execution of the services to be provided by the Joint Venture.

The foregoing summary description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) – (c)
N/A

(d) Exhibits.

10.1	Joint Venture Agreement*

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC VENTURES CORP.

Dated: March 7, 2013	By:	/s/ Paul Kalkbrenner
Paul Kalkbrenner
Chief Executive Officer and President

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